                                              Exhibit 99.1
September 18th, 2006

Citizens contacts:	Commonwealth contact:

For investors:	David G. Weselcouch
Mike Bromley	(570-631-2807)
(203-614-5218)

For media:

Brunswick Group:
Cindy Leggett-Flynn
Gemma Hart
(212-333-3810)

CITIZENS COMMUNICATIONS TO ACQUIRE COMMONWEALTH TELEPHONE
FOR $1.16 BILLION

•	Strengthens Citizens’ position as a leading communications solutions provider to rural markets
•	Provides market expansion and revenue growth opportunities
•	Free cash flow accretive in first year
•	Maintains Citizens’ current dividend and reduces dividend payout ratio
•	Maintains Citizens’ strong balance sheet position

STAMFORD, CONN. and DALLAS, PA., - Citizens Communications Company (NYSE: CZN) and Commonwealth Telephone Enterprises Inc. (NASDAQ: CTCO) today announced that they have entered into an agreement for Citizens to acquire Commonwealth for $41.72 per share, in a cash-and-stock taxable transaction, for a total consideration of $1.16 billion, based on the closing price of Citizens’ common stock on September 15, 2006. Each Commonwealth share will receive $31.31 in cash and 0.768 shares of Citizens’ common stock, which represents a 17% premium to Commonwealth’s closing share price of $35.60 on September 8, 2006, the business day prior to Commonwealth’s announcement that it was exploring strategic opportunities. The acquisition has been approved by the Boards of Directors of both Citizens and Commonwealth.

Citizens intends to finance the cash portion of the transaction with a combination of cash on hand and debt. Citizens has obtained a commitment for the financing necessary to complete the acquisition from Citigroup.

The combined company will be the 7th largest local telephone exchange company in the U.S., with pro forma annual revenues of approximately $2.4 billion and operations across 23 states. Upon completion of the acquisition, Citizens, which operates under the brand name of Frontier, will have approximately 2.6 million access lines, 388,000 High-Speed Internet subscribers and 6,600 employees.

Strategic Rationale

This acquisition expands Citizens’ presence in Pennsylvania and strengthens Citizens’ position as a market-leading full-service communications provider to rural markets. Citizens estimates that it will achieve annual cash synergies of approximately $30 million. Synergies are expected to come primarily from the elimination of corporate overhead, overlapping functions and operational efficiencies from leveraging common systems.

The acquisition enhances Citizens’ financial profile. The acquisition maintains Citizens’ strong balance sheet and enhances the sustainability of the company’s dividend program. Citizens is committed to continuing its current annual dividend of $1.00 per share. This transaction will improve the current payout ratio immediately. The company expects the acquisition to be accretive to free cash flow in the first full year of operation.

“Commonwealth has operated its Pennsylvania markets successfully for many years. Mike Mahoney and his team have built a strong reputation, appropriately invested in their network and cultivated positive relationships with their communities. We will build on this momentum and overlay our full-service communications products and solutions to enhance current offerings. Financially, the structure allows us to remain flexible while maintaining our strong balance sheet and improves our dividend payout ratio,” commented Maggie Wilderotter, Citizens’ Chairman and CEO.

“Having reviewed a number of strategic opportunities, we concluded that this was the right transaction at the right price for our shareholders and other key constituencies,” said Mike Mahoney, President and CEO of Commonwealth. “Citizens has done a great job in their current Pennsylvania markets so this acquisition is a logical extension of their reach and provides economies of scale to remain competitive in the long run. We are also pleased with the strong customer and operational focus that Citizens has demonstrated with their current leadership, which we are confident will enhance the value of this transaction to all of our shareholders and other constituents.”

Closing Criteria

The transaction is subject to approval by Commonwealth’s shareholders, as well as the satisfaction of certain customary conditions, including Hart-Scott Rodino antitrust clearance and necessary approvals from the FCC and the Pennsylvania Public Utility Commission. The transaction is expected to close in mid 2007.

Citigroup Global Markets Inc. is Citizens’ financial advisor, and Cravath, Swaine & Moore LLP is Citizens’ legal counsel. Evercore Partners is Commonwealth’s financial advisor and Davis Polk & Wardwell is Commonwealth’s legal counsel.

Conference Call / Webcast Information

Citizens will host a conference call and webcast today, September 18th, 2006, at 9:00 AM Eastern Time to discuss the acquisition. The conference call can be accessed by dialing
1-800-322-9079 (U.S. participants) or 1-973-582-2717 (international participants), and referencing conference ID 7882500. A live, listen-only webcast is accessible through Citizens’ website at http://www.czn.net.

If you are unable to participate during the live webcast, the presentation will be archived on Citizens’ website. A replay of the conference call will be available for one week by dialing
1-877-519-4471 (U.S. participants) or 1-973-341-3080 (international participants), and entering access code 7882500.

About Citizens Communications Company (NYSE: CZN)

For more information about Citizens Communications, visit www.czn.net.

About Commonwealth Telephone Enterprises (NASDAQ: CTCO)

For more information about Commonwealth, visit www.ct-enterprises.com.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as “believe,” “anticipate,” “expect,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including, but not limited, to: Citizens’ ability to complete the acquisition of Commonwealth, to successfully integrate their operations and to realize the synergies from the acquisition; changes in the number of revenue generating units; greater than anticipated competition from wireless or wireline carriers; general and local economic and employment conditions; Citizens’ ability to effectively manage its operations, costs and capital spending; Citizens’ ability to successfully introduce new product offerings, including bundled service packages; Citizens’ ability to sell enhanced services; changes in accounting policies or practices; changes in regulation in the communications industry; Citizens’ ability to manage its operating expenses, capital expenditures, pay dividends and reduce or refinance its debt; adverse changes in the ratings of Citizens’ debt securities; bankruptcies in the telecommunications industry; the effects of technological changes and competition on Citizens’ capital expenditures and product and service offerings; increased medical, retiree and pension expenses; changes in income tax rates and tax laws; Citizens’ ability to successfully renegotiate expiring union contracts disputes; and general factors, including changes in economic, business and industry conditions. These and other uncertainties related to our respective businesses are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Form 10-K and 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by securities laws.

Additional Information and Where to Find It

This material is not a substitute for the prospectus/proxy statement Citizens Communications Company and Commonwealth Telephone Enterprises, Inc. will file with the Securities and Exchange Commission. Investors are urged to read the prospectus/proxy statement which will contain important information, including detailed risk factors, when it becomes available. The prospectus/proxy statement and other documents which will be filed by Citizens Communications Company and Commonwealth Telephone Enterprises, Inc. with the Securities and Exchange Commission will be available free of charge at the SEC's website, www.sec.gov, or by directing a request when such a filing is made to Citizens Communications Company, 3 High Ridge Park, Stamford, CT 06905, Attention: Investor Relations; or to Commonwealth Telephone Enterprises, Inc., 100 CTE Drive, Dallas, Pennsylvania 18612, Attention: Investor Relations. The final prospectus/proxy statement will be mailed to shareholders of Commonwealth Telephone Enterprises, Inc.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Citizens Communications Company and Commonwealth Telephone Enterprises, Inc., and certain of their respective directors, executive officers and other members of management and employees are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Citizens Communications Company is set forth in the proxy statement for Citizens Communications Company's 2006 annual meeting of shareholders. Information about the directors and executive officers of Commonwealth Telephone Enterprises, Inc. is set forth in the proxy statement for Commonwealth Telephone Enterprises, Inc.’s 2006 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the prospectus/proxy statement for such proposed transactions when it becomes available.